                                                               EXHIBIT 99.(a)(1)

                                                                  EXECUTION COPY


================================================================================


                               CREDIT AGREEMENT

                                  dated as of

                                 July 7, 1999

                                     among


                  ST. JOHN KNITS INTERNATIONAL, INCORPORATED


                           The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                          ___________________________

                            CHASE SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.      Defined Terms...........................................   1
SECTION 1.02.      Classification of Loans and Borrowings..................  23
SECTION 1.03.      Terms Generally.........................................  23
SECTION 1.04.      Accounting Terms; GAAP..................................  23


                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.      Commitments.............................................  24
SECTION 2.02.      Loans and Borrowings....................................  24
SECTION 2.03.      Requests for Borrowings.................................  25
SECTION 2.04.      Swingline Loans.........................................  25
SECTION 2.05.      Letters of Credit.......................................  27
SECTION 2.06.      Funding of Borrowings...................................  30
SECTION 2.07.      Interest Elections......................................  31
SECTION 2.08.      Termination and Reduction of Commitments................  32
SECTION 2.09.      Repayment of Loans; Evidence of Debt....................  33
SECTION 2.10.      Amortization of Term Loans..............................  34
SECTION 2.11.      Prepayment of Loans.....................................  36
SECTION 2.12.      Fees....................................................  37
SECTION 2.13.      Interest................................................  38
SECTION 2.14.      Alternate Rate of Interest..............................  39
SECTION 2.15.      Increased Costs.........................................  39
SECTION 2.16.      Break Funding Payments..................................  40
SECTION 2.17.      Taxes...................................................  41
SECTION 2.18.      Payments Generally; Pro Rata Treatment; Sharing of
                    Set-Offs...............................................  42
SECTION 2.19.      Mitigation Obligations; Replacement of Lenders..........  43

                                      (i)

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.      Organization; Powers....................................  44
SECTION 3.02.      Authorization; Enforceability...........................  44
SECTION 3.03.      Governmental Approvals; No Conflicts....................  45
SECTION 3.04.      Financial Condition; No Material Adverse Change.........  45
SECTION 3.05.      Properties..............................................  45
SECTION 3.06.      Litigation and Environmental Matters....................  46
SECTION 3.07.      Compliance with Laws and Agreements.....................  46
SECTION 3.08.      Investment and Holding Company Status...................  47
SECTION 3.09.      Taxes...................................................  47
SECTION 3.10.      ERISA...................................................  47
SECTION 3.11.      Disclosure..............................................  47
SECTION 3.12.      Subsidiaries............................................  47
SECTION 3.13.      Insurance...............................................  48
SECTION 3.14.      Labor Matters...........................................  48
SECTION 3.15.      Solvency................................................  48
SECTION 3.16       Security Documents......................................  48
SECTION 3.17.      Senior Indebtedness.....................................  49
SECTION 3.18.      Year 2000...............................................  49


                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01.      Effective Date..........................................  49
SECTION 4.02.      Each Credit Event.......................................  52


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.      Financial Statements and Other Information..............  53
SECTION 5.02.      Notices of Material Events..............................  55
SECTION 5.03.      Information Regarding Collateral........................  55
SECTION 5.04.      Existence; Conduct of Business..........................  56
SECTION 5.05.      Payment of Obligations..................................  56
SECTION 5.06.      Maintenance of Properties...............................  56
SECTION 5.07.      Insurance...............................................  56
SECTION 5.08.      Casualty and Condemnation...............................  56
SECTION 5.09.      Books and Records, Inspection Rights....................  57
SECTION 5.10.      Compliance with Laws....................................  57
SECTION 5.11.      Use of Proceeds and Letters of Credit...................  57
SECTION 5.12.      Additional Subsidiaries.................................  57
SECTION 5.13       Further Assurances......................................  57
SECTION 5.14       Interest Rate Protection................................  58

                                     (ii)

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.      Indebtedness; Certain Equity Securities.................  58
SECTION 6.02.      Liens...................................................  60
SECTION 6.03.      Fundamental Changes.....................................  61
SECTION 6.04.      Investments, Loans, Advances,
                    Guarantees and Acquisitions............................  62
SECTION 6.05       Asset Sales.............................................  64
SECTION 6.06.      Sale and Leaseback Transactions.........................  64
SECTION 6.07.      Hedging Agreements......................................  65
SECTION 6.08.      Restricted Payments; Certain Payments
                    of Indebtedness........................................  65
SECTION 6.09.      Transactions with Affiliates............................  66
SECTION 6.10.      Restrictive Agreements..................................  66
SECTION 6.11.      Amendment of Material Documents.........................  67
SECTION 6.12.      Capital Expenditures....................................  67
SECTION 6.13.      Leverage Ratio..........................................  67
SECTION 6.14.      Fixed Charge Coverage Ratio.............................  68
SECTION 6.15.      Interest Expense........................................  68


                                  ARTICLE VII

                   Events of Default.......................................  68
                   -----------------


                                 ARTICLE VIII

                   The Administrative Agent................................  71
                   ------------------------


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.      Notices.................................................  73
SECTION 9.02.      Waivers; Amendments.....................................  73
SECTION 9.03.      Expenses; Indemnity; Damage Waiver......................  75
SECTION 9.04.      Successors and Assigns..................................  76
SECTION 9.05.      Survival................................................  78
SECTION 9.06.      Counterparts; Integration; Effectiveness................  79
SECTION 9.07.      Severability............................................  79
SECTION 9.08.      Right of Setoff.........................................  79
SECTION 9.09.      Governing Law; Jurisdiction; Consent
                    to Service of Process..................................  79
SECTION 9.10.      WAIVER OF JURY TRIAL....................................  80

                                     (iii)

SECTION 9.11.      Headings................................................  80
SECTION 9.12.      Confidentiality.........................................  80
SECTION 9.13.      Interest Rate Limitation................................  81

SCHEDULES:
---------

Schedule 1.01 -- Mortgaged Property
Schedule 2.01 -- Commitments
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Investments
Schedule 6.10 -- Existing Restrictions

EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Guarantee Agreement
Exhibit C -- Form of Indemnity, Subrogation and
              Contribution Agreement
Exhibit D -- Form of Perfection Certification
Exhibit E -- Form of Pledge Agreement
Exhibit F -- Form of Security Agreement
Exhibit G-1 -- Form of Opinion of Simpson Thacher & Bartlett
Exhibit G-2 -- Form of Opinion of O'Melveny & Meyers
Exhibit G-3 -- Form of Opinion of Amster, Rothstein & Ebenstein

                                     (iv)

                                CREDIT AGREEMENT dated as of July 7, 1999, among



               ST. JOHN KNITS INTERNATIONAL, INCORPORATED, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

          The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         --------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Amen Wardy" means St. John Home, LLC (formerly known as Amen Wardy
           ----------
Home Stores, LLC), a Delaware limited liability company.

          "Applicable Percentage" means, with respect to any Revolving Lender,
           ---------------------
the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day (a) with respect to any ABR Loan
           ---------------
or Eurodollar Loan that is a Tranche B Term Loan, the applicable rate per annum set forth in the table below under the caption "Tranche B Term Loan" based upon the Leverage Ratio as of the most recent determination date, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in the table below under the caption "Tranche A Term Loan, Revolving Loan and Commitment Fee" based upon the Leverage Ratio as of the most recent determination date; provided that until
                                                             --------
the date that is six months after the Effective Date, the "Applicable Rate" for purposes of clause (a) shall be the applicable rate per annum set forth below in Category 1 and for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 1:

                              Tranche B Term Loan
                              -------------------

                                                      ABR      Eurodollar
              Leverage Ratio:                        Spread      Spread
              ---------------                        -------   -----------
Category 1
----------
Ratio is greater than 4.25 to 1.00                     2.50%         3.50%

Category 2
----------
Ratio is less than or equal to 4.25 to 1.00 but        2.25%         3.25%
greater than 3.75 to 1.00

Category 3
----------
Ratio is less than or equal to 3.75 to 1.00            2.00%         3.00%


             Tranche A Term Loan, Revolving Loan and Commitment Fee
             ------------------------------------------------------

                                                ABR    Eurodollar   Commitment
          Leverage Ratio:                     Spread     Spread      Fee Rate
          ---------------                     -------  -----------  -----------
Category 1
----------
Ratio is greater than 5.00 to 1.00              2.00%       3.00%       0.500%

Category 2
----------
Ratio is less than or equal to 5.00 to 1.00     1.75%       2.75%       0.500%
but greater than 4.50 to 1.00

Category 3
----------
Ratio is less than or equal to 4.50 to 1.00     1.50%       2.50%       0.500%
but greater than 4.00 to 1.00

Category 4
----------
Ratio is less than or equal to 4.00 to 1.00     1.25%       2.25%       0.500%
but greater than 3.75 to 1.00

Category 5
----------
Ratio is less than or equal to 3.75 to 1.00     1.00%       2.00%       0.375%

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means St. John Knits International, Incorporated, a
           --------
Delaware corporation.

          "Borrowing" means (a) Loans of the same Class and Type, made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, (a) the additions to
           --------------------
property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b)

Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means, at any time, (a) the acquisition of
           -----------------
ownership, directly or indirectly, beneficially or of record, by any Person, other than the Borrower, of any Equity Interest in the Company, (b) prior to an IPO, the failure by the Vestar Group to collectively own, directly or indirectly, beneficially and of record, Equity Interests in the Borrower representing at least 51% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower, (c) after an IPO, (i) the failure by the Vestar Group to collectively own, directly or indirectly, beneficially and of record, Equity Interests in the Borrower representing at least 30% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Control Group, of Equity Interests representing more than the percentage of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower owned, directly or indirectly, beneficially and of record, by the Vestar Group;
(d) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by members of the Vestar Group or the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (e) the occurrence of a "Change of Control", as defined in the Subordinated Debt Documents.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Commitment" means a Revolving Commitment, Tranche A Commitment or
           ----------
Tranche B Commitment, or any combination thereof (as the context requires).

          "Company" means St. John Knits, Inc., a California corporation.
           -------

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of consolidated interest expense for such period, (b) the aggregate amount of letter of credit fees accrued during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) all extraordinary charges and non-cash, non-recurring charges during such period, including, without limitation, non-cash charges in connection with the settlement of litigation with Amen Wardy, the acquisition of the remaining 49% interest in Amen Wardy and the closure of the remaining Amen Wardy stores and related costs, (f) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Borrower or the Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (g) step-up in inventory valuation as a result of purchase accounting for Permitted Acquisitions, (h) non-cash amortization of financing costs by the Borrower and the Subsidiaries during such period, (i) costs not reimbursable by the Company's insurance incurred in connection with any of the litigation and other proceedings described on Schedule 3.06 (other than in connection with the settlement of the Amen Wardy litigation) (provided that such costs shall not exceed $1,000,000 for all periods), (j) losses related to depreciation and interest charges derived from the Company's partnership interest in SJA I and II, (k) cash charges not to exceed $500,000 in connection with the settlement of litigation with Amen Wardy and the acquisition of the remaining 49% interest in Amen Wardy and cash charges not to exceed $500,000 in connection with the closure of the remaining Amen Wardy stores and related costs and (l) expenses related to the Transactions and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the sum of (a)
           -----------------------------
the interest expense (including, without limitation, imputed interest expense on account of Capital Lease Obligations, but excluding non-cash amortization of financing costs), both expensed and capitalized, accrued or paid by the Borrower and the Subsidiaries during such period (net of interest income), and determined on a consolidated basis in accordance with GAAP, (b) the aggregate dividends paid in cash with respect to any Gray Preferred Stock during such period, (c) the aggregate dividends accrued or paid with respect to any Permitted Acquisition Preferred Stock during such period and (d) the aggregate dividends paid in cash with respect to any PIK Preferred Stock during such period.

          "Consolidated Lease Expense" means, for any period, all rent payment
           --------------------------
obligations (excluding any applicable property taxes) of the Borrower and the Subsidiaries during such period under agreements for the lease, hire or use of any real property (other than Capital Lease Obligations), as determined on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP.

          "Consolidated Net Income" means, for any period, net income or loss of
           -----------------------
the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the
                               --------
income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except income shall be included to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

          "Controlling" and "Controlled" have meanings correlative thereto.
           -----------       ----------

          "Control Group" means (a) Robert E. Gray, Marie Gray and Kelly A. Gray
           -------------
and any of their respective spouses, direct descendants and their spouses, trusts solely for the benefit of the foregoing individuals and any corporations or partnerships owned solely by any of the foregoing individuals and (b) the Vestar Group.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "Disqualified Stock" means, with respect to any Person, any Equity
           ------------------
Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is one year after the maturity of the Subordinated Debt;

          (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the Borrower or any Subsidiary; provided that any such conversion
                                               --------
     or exchange shall be deemed an issuance of Disqualified Stock, as applicable) prior to the date that is one year after the maturity of the Subordinated Debt; or

          (c) is redeemable, or subject to mandatory purchase by the Borrower or any Subsidiary, at the option of the holder thereof, in whole or in part prior to the date that is one year after the maturity of the Subordinated Debt.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Financing" means (i) the cash equity contribution by
           ----------------
Vestar/Gray to Pearl Acquisition in an aggregate amount of not less than $146,500,000 in connection with the Recapitalization and (ii) the issuance by the Borrower of the PIK Preferred Stock for gross proceeds of not less than $25,000,000.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any

Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any period, the sum (without
           ----------------
duplication) of:

          (a) the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus
                                               ----

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such period; plus
             ----

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus
                                                  -----

          (d) the sum of (i) any non-cash income or gains included in determining such consolidated net income (or loss) for such period plus
     (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period; minus
                  -----

          (e) Capital Expenditures for such period; minus
                                                    -----

          (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit to the extent not accompanied by a reduction of the Revolving Credit Commitments, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d),
     (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iv) Indebtedness referred to in clauses (iv) and (viii) of
     Section 6.01(a); minus
                      -----

          (g) the aggregate amount of Restricted Payments under clauses (iv) through (viii) of Section 6.08 made during such period.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Financing Transactions" means (a) the execution, delivery and
           ----------------------
performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof and
(c) the Equity Financing.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a)
           ---------------------------
Consolidated EBITDA for such period plus Consolidated Lease Expense for such period minus Capital Expenditures for such period to (b) Fixed Charges for such period.

          "Fixed Charges" means, for any period, the sum of (a) Consolidated
           -------------
Lease Expense for such period, (b) Consolidated Interest Expense for such period, (c) scheduled principal payments of long-term Indebtedness of the Borrower or any Subsidiary to any person other than the Borrower or any wholly owned Subsidiary, that became payable during such period (whether or not paid) and (d) the aggregate liquidation preference of all Permitted Acquisition Preferred Stock that matured or became subject to mandatory repurchase, redemption, conversion or exchange during such period (whether or not repurchased, redeemed, converted or exchanged).

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is  organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Funded Indebtedness" means, as of any date of determination, an
           -------------------
amount equal to (a) Total Indebtedness outstanding on such date (excluding Indebtedness in respect of the Revolving Exposure) plus (b) the average
                                                   ----
Revolving Exposure for the twelve months ended on such date (or, if such date is not the last day of a month, then for the twelve months most recently ended) determined based on the daily average of the Revolving Exposure; provided, however that for purposes of clause (b), Trade LCs are deemed not to be part of the Revolving Exposure.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Gray Common Stock" means common stock of the Borrower owned by Robert
           -----------------
E. Gray, Marie Gray or Kelly A. Gray.

          "Gray Preferred Stock" means preferred stock of the Borrower issued
           --------------------
pursuant to Section 6.01(b), which preferred stock shall not be Disqualified Stock; provided that Gray Preferred Stock may mature or be mandatorily
       --------
redeemable after July 1, 2010.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee Agreement among the
           -------------------
Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) with respect to the Borrower only, the aggregate liquidation preference of all outstanding Permitted Acquisition Preferred Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Indemnity, Subrogation and Contribution Agreement" means the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated March, 1999, relating to the Borrower and the Transactions.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other
           ---------------------
than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, subject to the availability to each Lender participating in such Borrowing, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i)
                                                              --------
if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "IPO" means the issuance by the Borrower of shares of its common stock
           ---
to the public pursuant to a bona fide underwritten public offering, resulting in at least 20% of the Borrower's outstanding shares of common stock being held by the public.

          "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
           ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
and unexpired amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any (a) Standby LC or (b) Trade LC issued
           ----------------
pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) Funded
           --------------
Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended as of such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), all determined on a consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the promissory notes, if any,
           --------------
executed and delivered pursuant to Section 2.09(e), the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

          "Loan Parties" means the Borrower and the Subsidiary Loan Parties.
           ------------

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or exposure in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the exposure of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of
           ----------------
February 3, 1999 among the Company, the Borrower, SJKAcquisition and Pearl Acquisition.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned by a Loan Party and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other damage or condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Working Capital" means, at any date, (a) the sum of the
           -------------------
consolidated current assets and non-current deferred income tax assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the sum of the consolidated current liabilities and non-current deferred income tax liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Obligations" has the meaning assigned to such term in the Security
           -----------
Agreement.

          "Other Taxes" means any and all current or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Pearl Acquisition" means Pearl Acquisition Corp., a Delaware
           -----------------
corporation.

          "Perfection Certificate" means a certificate in the form of Exhibit D
           ----------------------
or any other form approved by the Administrative Agent.

          "Permitted Acquisition" means any acquisition by a Subsidiary of all
           ---------------------
or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person or by the Borrower of all the Equity Interests in a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws,
(c) all the Equity Interests in each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.11 and 5.12 have been taken, (d) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.13, 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired.

          "Permitted Acquisition Preferred Stock" means preferred stock of the
           -------------------------------------
Borrower which is Disqualified Stock and which is issued as non-cash consideration in connection with a Permitted Acquisition.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 360 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) investments in money market or mutual funds substantially all the assets of which are comprised of securities of the types described in any of clauses (a) through (d) above.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, investment fund, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PIK Preferred Stock" means the preferred stock to be issued by the
           -------------------
Borrower on or prior to the Effective Date with an initial aggregate liquidation preference of $25,000,000, which liquidation preference may be increased by the amount of unpaid dividends on such preferred stock in lieu of the payment of such dividends.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement among the Loan Parties
           ----------------
and the Administrative Agent, substantially in the form of Exhibit E.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b) and
     (d) of Section 6.05; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

          (c) the issuance by the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than (i) the Equity Financing and (ii) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary; or

          (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Recapitalization" means (a) the merger of Pearl Acquisition with and
           ----------------
into the Borrower after the Reorganization, with the Borrower being the surviving corporation, and (b) the recapitalization of the Borrower, in each case pursuant to, and in accordance with the terms of, the Merger Agreement.

          "Recapitalization Documents" means the Merger Agreement, the Voting
           --------------------------
Agreement, the Stockholders' Agreement, the Vestar Management Agreement and all other material documents and agreements relating to the Recapitalization.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Fund" means, with respect to any Lender that is a fund that
           ------------
invests in bank loans in the ordinary course of business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Reorganization" means (a) the merger of SJKAcquisition with and into
           --------------
the Company, with the Company being the surviving corporation and (b) the related exchange of common stock of the Company for common stock of the Borrower, resulting in the Company becoming a direct, wholly owned subsidiary of the Borrower, in each case as contemplated by and in accordance with the Merger Agreement.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $25,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (c) of Section
           --------------
2.01.

          "Revolving Maturity Date" means July 31, 2005.
           -----------------------

          "S&P" means Standard & Poor's.
           ---

          "Secured Parties" shall have the meaning assigned to such term in the
           ---------------
Security Agreement.

          "Security Agreement" means the Security Agreement among the Loan
           ------------------
Parties and the Administrative Agent, substantially in the form of Exhibit F.

          "Security Documents" means the Security Agreement, the Pledge
           ------------------
Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "SJKAcquisition" means SJKAcquisition, Inc., a California corporation
           --------------
and, immediately prior to the Reorganization, a direct, wholly owned subsidiary of the Borrower.

          "St. John Company Interests" means the Equity Interests in St. John
           --------------------------
Company, Ltd. not owned by the Borrower or its Subsidiaries on the date hereof.

          "Standby LC" means any irrevocable standby letter of credit in support
           ----------
of certain obligations of the Borrower available against sight drafts and payable at sight, issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.05 hereof.

          "Standby LC Disbursement" means a payment made by the Issuing Bank
           -----------------------
pursuant to a Standby LC.

          "Standby LC Exposure" means, at any time, the sum of (a) the aggregate
           -------------------
undrawn and unexpired amount of all outstanding Standby LCs at such time plus
(b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholders' Agreement" means the Stockholders' Agreement dated as
           -----------------------
of the Effective Date among the Company, the Borrower, Vestar/Gray, Vestar/SJK, Robert E. Gray, Marie Gray, Kelly A. Gray, the Gray Family Trust and the Kelly Ann Gray Trust.

          "Subordinated Debt" means the Senior Subordinated Notes Due 2009 to be
           -----------------
issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $100,000,000 and the Indebtedness represented thereby.

          "Subordinated Debt Documents" means the indenture under which the
           ---------------------------
Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.  For purposes of
           ----------
the representations and warranties made herein on the Effective Date, the term "Subsidiary" shall be construed after giving effect to the Reorganization and, accordingly, shall include the Company and its subsidiaries.

          "Subsidiary Loan Party" means any Subsidiary (including the Company)
           ---------------------
other than any Foreign Subsidiary that, if such Foreign Subsidiary were to Guarantee the Obligations, would result in adverse tax consequences to the Borrower or such Foreign Subsidiary.

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.
           --------------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.
           ----------

          "Test Period" means a period of twelve consecutive months beginning on
           -----------
the Closing Date or an anniversary thereof and ending on the day prior to the immediately succeeding anniversary of the Closing Date.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Indebtedness" means, as of any date of determination, without
           ------------------
duplication, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP.

          "Trade LC" means any irrevocable trade letter of credit available
           --------
against sight or time drafts and payable at sight, issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.05 hereof.

          "Trade LC Disbursement" means a payment made by the Issuing Bank
           ---------------------
pursuant to a Trade LC.

          "Trade LC Exposure" means, at any time, the sum of (a) the aggregate
           -----------------
undrawn and unexpired amount of all outstanding Trade LCs at such time plus (b) the aggregate amount of all Trade LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Trade LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Trade LC Exposure at such time.

          "Tranche A Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $75,000,000.

          "Tranche A Lender" means a Lender with a Tranche A Commitment or an
           ----------------
outstanding Tranche A Term Loan.

          "Tranche A Maturity Date" means July 31, 2005.
           -----------------------

          "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
           -------------------
Section 2.01.

          "Tranche B Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $115,000,000.

          "Tranche B Lender" means a Lender with a Tranche B Commitment or an
           ----------------
outstanding Tranche B Term Loan.

          "Tranche B Maturity Date" means July 31, 2007.
           -----------------------

          "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
           -------------------
Section 2.01.

          "Transactions" means the Reorganization, the Recapitalization and the
           ------------
Financing Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Vestar" means Vestar Capital Partners III, L.P.
           ------

          "Vestar/Gray" means Vestar/Gray Investors LLC, a Delaware limited
           -----------
liability company.

          "Vestar/SJK" means Vestar/SJK Investors LLC, a Delaware limited
           ----------
liability company.

          "Vestar Group" means Vestar and its Affiliates.
           ------------

          "Vestar Management Agreement" means the Management Agreement dated as
           ---------------------------
of the Effective Date among Vestar, the Borrower and the Company.

          "Voting Agreement" means the Voting Agreement dated as of February 3,
           ----------------
1999, among Vestar, Vestar/Gray and certain members of management of the Company.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving

Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a
                   ----                                             ----
"Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar
             ----                                       ----
Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").
                                  ----

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         -----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         ------------
forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02.  Loans and Borrowings.  (a)  Each  Loan (other than a
                         ---------------------
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                           --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Borrowings made on the Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such
                                            --------
option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and shall not result in any increased costs under Section 2.15 or any obligation by the Borrower to make any payment under Section 2.17 in excess of the amounts, if any, that such Lender would be entitled to claim under Section 2.15 or 2.17, as applicable, without giving effect to such change in lending office.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,500,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that
                                                                  --------
an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any
                                           --------
time be more than a total of ten Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

          SECTION 2.03.  Requests for Borrowings.   To request a Revolving
                         ------------------------
Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

          (ii)  the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and
                         ----------------
conditions set forth herein, the Swingline Lender agrees to make Swingline
Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be
                                 --------
required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC

Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment
                                      ------- --------
obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.05.  Letters of Credit.  (a)  General.  Subject to the terms
                         ------------------       --------
and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ----------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If the Issuing Bank shall make any LC
               --------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due and such payment has not been refinanced with such an ABR Revolving Borrowing or Swingline Loan, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of
                               ------- --------
the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. Notwithstanding the foregoing provisions of this paragraph (f) the Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If the Issuing Bank shall make any LC
               -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.13 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank.  The Issuing Bank may be
               --------------------------------
replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               -----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to

100% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall
         --------
become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest; provided that, unless
                                                         --------
the Borrower and the Administrative Agent otherwise agree, such investments shall be made only in cash equivalents. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make
                         ----------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as
                                  --------
provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of
         --------
an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing and
                         -------------------
Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

          SECTION 2.08.  Termination and Reduction of Commitments.  (a) Unless
                         -----------------------------------------
previously terminated, (i) the Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $2,500,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) In the event that, on the date on which any prepayment would be required pursuant to Section 2.11(c) or 2.11(d), no Term Borrowings remain outstanding or the amount of the prepayment required by Section 2.11(c) or 2.11(d), as the case may be, exceeds the aggregate principal amount of Term Borrowings then outstanding, the Revolving Commitments shall be reduced by an amount equal to the excess of the required prepayment over the principal amount, if any, of Term Borrowings actually prepaid.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three

Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving
                      --------
Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a) The Borrower
                         -------------------------------------
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a
                                        --------
Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns), unless the Borrower and the payee of any such promissory note (or, if applicable, the registered assignee thereof) agree to cancel such promissory note.

          SECTION 2.10.  Amortization of Term Loans.  (a)  Subject to adjustment
                         ---------------------------
pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

              Date                               Amount
              ----                               ------

          October 31, 1999                     $  750,000
          January 31, 2000                        750,000
          April 30, 2000                          750,000
          July 31, 2000                           750,000
          October 31, 2000                      1,250,000
          January 31, 2001                      1,250,000
          April 30, 2001                        1,250,000
          July 31, 2001                         1,250,000
          October 31, 2001                      1,750,000
          January 31, 2002                      1,750,000
          April 30, 2002                        1,750,000
          July 31, 2002                         1,750,000
          October 31, 2002                      2,750,000
          January 31, 2003                      2,750,000
          April 30, 2003                        2,750,000
          July 31, 2003                         2,750,000
          October 31, 2003                      5,500,000
          January 31, 2004                      5,500,000
          April 30, 2004                        5,500,000
          July 31, 2004                         5,500,000
          October 31, 2004                      6,750,000
          January 31, 2005                      6,750,000
          April 30, 2005                        6,750,000
          July 31, 2005                         6,750,000


          (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                Date                             Amount
                ----                             ------

          October 31, 2000                    $   250,000
          January 31, 2001                        250,000
          April 30, 2001                          250,000
          July 31, 2001                           250,000
          October 31, 2001                        250,000
          January 31, 2002                        250,000
          April 30, 2002                          250,000
          July 31, 2002                           250,000

          October 31, 2002                        250,000
          January 31, 2003                        250,000
          April 30, 2003                          250,000
          July 31, 2003                           250,000
          October 31, 2003                        250,000
          January 31, 2004                        250,000
          April 30, 2004                          250,000
          July 31, 2004                           250,000
          October 31, 2004                      2,750,000
          January 31, 2005                      2,750,000
          April 30, 2005                        2,750,000
          July 31, 2005                         2,750,000
          October 31, 2005                     10,000,000
          January 31, 2006                     10,000,000
          April 30, 2006                       10,000,000
          July 31, 2006                        10,000,000
          October 31, 2006                     15,000,000
          January 31, 2007                     15,000,000
          April 30, 2007                       15,000,000
          July 31, 2007                        15,000,000

          (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (d) If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably.

          (e) Prior to any repayment of any Term Borrowings of either Class under this Section 2.10, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11.  Prepayment of Loans.  (a)  The Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the
          --------
definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event, within 360 days after receipt of such Net Proceeds, (i) to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries or (ii) to purchase Equity Interests of a Person in the same or a similar line of business in connection with a Permitted Acquisition, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

          (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending October 29, 2000, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year; provided that (i) if the Leverage Ratio as of the end of such
             --------
fiscal year is less than 3.50 to 1.00, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 60% of Excess Cash Flow for such fiscal year and
(ii) if the Leverage Ratio as of the end of such fiscal year is less than 3.00 to 1.00, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender may elect, by notice to the Administrative
--------
Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings.

     (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m. New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment or

(iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with
--------
a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the
                         -----
Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue (A) with respect to Standby LCs, at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's Standby LC Exposure (excluding any portion thereof attributable to unreimbursed Standby LC Disbursements) and (B) with respect to Trade LCs, at the rate of 1.25% per annum on the average daily amount of such Lender's Trade LC Exposure (excluding any portion thereof attributable to unreimbursed Trade LC Disbursements), in the case of each of clause (A) and (B) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June,

September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on
                --------
which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing
                         ---------
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Swingline Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:
                         ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of

Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a brief explanation for the increased costs and the basis for the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16.  Break Funding Payments.  In the event of (a) the
                         -----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Revolving Loan or Eurodollar Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss (other than lost profit) attributable to such event. In the case of a Eurodollar Loan, such loss to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of
(i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, showing a calculation of the amounts payable in reasonable detail to the extent reasonably practicable, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of
                         ------
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code, the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  The Borrower shall make each payment required to be made by it
-----
hereunder or
under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)
                         -----------------------------------------------
If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Borrower and its
                         ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions to be
                         ------------------------------
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
                         -------------------------------------
(a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) except as set forth on Schedule 3.03, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.   (a)
                         ------------------------------------------------
The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended November 2, 1998, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended May 2, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Company has heretofore furnished to the Lenders the pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of May 2, 1999, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on assumptions which are the same in all material respects as those previously provided to the Administrative Agent prior to the date of execution of this Agreement (which assumptions are believed by the Borrower to be reasonable) and (ii) represents the best estimate by the Borrower of the pro forma financial position of the Borrower and its Subsidiaries as of May 2, 1999, as if the Transactions had occurred on such date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since November 2, 1998, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 3.05.  Properties.  (a)  Each of the Borrower and its
                         -----------
Subsidiaries ies has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

          (d) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are
                         -------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), (ii) that involve any of the Transactions that are not frivolous and, if adversely determined, would reasonably be expected to be adverse to the interests of the Lenders (other than the Disclosed Matters) or (iii) that involve any of the Loan Documents.

          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become obligated to redress any Environmental Liability, (iii) has received notice of any claim asserting that the Borrower or any of its Subsidiaries may be obligated to redress any Environmental Liability or (iv) knows of any basis for any Environmental Liability that the Borrower or any of its Subsidiaries may become obligated to redress.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                         ------------------------------------
Borrower and its Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property and
(b) all indentures, agreements and other instruments binding upon it or its property, except (in the case of clauses (a) and (b)) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  Neither the
                         --------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of the Borrower and its Subsidiaries has
                         ------
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure.  The Borrower has disclosed to the Lenders
                         -----------
all agreements, instruments and corporate or other restrictions as of the Effective Date to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them as of the Effective Date, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (when taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial
                      --------
information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of,
                         -------------
and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of
                         ----------
all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

          SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no
                         --------------
strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15.  Solvency.  Immediately after the consummation of the
                         ---------
Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16.  Security Documents.  (a)  The Pledge Agreement is
                         -------------------
effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (to the extent perfection can be obtained by filing Uniform Commercial Code financing statements) other than the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by
Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

          SECTION 3.17.  Senior Indebtedness.  The Obligations constitute
                         --------------------
"Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

          SECTION 3.18.  Year 2000.  Any reprogramming reasonably believed by
                         ----------
the Borrower to be required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material aspects by August 31, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.


                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Simpson Thacher & Bartlett, counsel for the Borrower, substantially in the form of Exhibit G-1, (ii) O'Melveny & Myers, California counsel for the Borrower and its Subsidiaries, substantially in the form of Exhibit G-2 and (iii) Amster, Rothstein & Ebenstein, special trademark and patent counsel for the Borrower, substantially in the form of Exhibit G-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with certificates representing all outstanding Equity Interests of the Company and each other Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that stock certificates representing shares of voting capital stock of a Foreign Subsidiary shall be limited to 65% of the outstanding shares of voting capital stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates and promissory notes.

          (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with the following:

               (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

               (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby; and

               (iii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (h) The Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts and appraisals as the Administrative Agent or the Required Lenders may reasonably request.

          (i) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of each Subsidiary Loan Party and
     (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of each Loan Party.

          (j) The Administrative Agent shall have received evidence reasonably satisfactory to it that the insurance required by Section 5.07 and the Security Documents is in effect.

          (k) The Lenders shall have received, and shall be reasonably satisfied with the results of, an environmental report prepared by Environ Corporation regarding environmental matters relating to the Borrower and its Subsidiaries.

          (l) The Borrower shall have received gross cash proceeds of not less than $98,600,000 from the issuance of the Subordinated Debt. The terms and conditions of the Subordinated Debt and the provisions of the Subordinated Debt Documents shall be reasonably satisfactory to the Lenders. The Administrative Agent shall have received copies of the Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

          (m) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Merger Agreement and the Voting Agreement shall not have been amended or modified in any material respect and all other Recapitalization Documents shall be on terms and conditions reasonably satisfactory to the Lenders. The Reorganization and the Recapitalization (including the Equity Financing) shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Recapitalization Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Recapitalization Documents not approved by the Required Lenders. The Administrative Agent shall have received copies of the Recapitalization Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct. The terms and conditions of the PIK Preferred Stock and the provisions of the certificate of incorporation of the Borrower relating thereto and any other documentation relating to the PIK Preferred Stock shall be reasonably satisfactory to the Lenders.

          (n) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of May 2, 1999, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Subordinated Debt, (iii) the PIK Preferred Stock and (iv) the Indebtedness described on Schedule 6.01. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by the

     Borrower and its Subsidiaries in connection with the Transactions shall not exceed $25,000,000.

          (o) The Administrative Agent shall have received a solvency letter, in form and substance reasonably satisfactory to the Lenders, from Murray, Devine & Co., with respect to the solvency of the Loan Parties after giving effect to the Transactions.

          (p) The pro forma Leverage Ratio of the Company and its subsidiaries for the latest 12 months ending immediately prior to the Effective Date shall be no greater than 5.25 to 1.00 (calculated in a manner reasonably satisfactory to the Administrative Agent and in a manner consistent with the financial models previously furnished by the Company to the Administrative Agent).

          (q) The Lenders shall have received a reasonably satisfactory audit prepared by The Chase Manhattan Bank's asset-based evaluating group with respect to the accounts receivable and inventory and related systems of the Borrower and the Subsidiaries.

          (r) The Lenders shall have received a reasonably satisfactory appraisal from Murray, Devine & Co. of the material trademarks owned by the Borrower and the Subsidiaries.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on July 23, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         ------------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (or, in the case of any representation or warranty that is not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  The
                         -------------------------------------------
Borrower will furnish to the Administrative Agent (who shall thereafter distribute to the Lenders):

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower, its consolidated balance sheet and income statement as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with

     Sections 6.12, 6.13, 6.14 and 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) not later than 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet, related statements of projected operations and cash flow as of the end of and for such fiscal year) stating the assumptions used therein and, promptly when available, any significant revisions of such budget;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  The Borrower will furnish
                         ---------------------------
to the Administrative Agent prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Information Regarding Collateral.  (a)  Concurrently
                         ---------------------------------
with the delivery of information under Section 5.01(a) or (b), the Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or, to the extent that such Collateral on an aggregate basis has a fair market value in excess of $200,000, any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record or have been delivered to the Administrative Agent for filing in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.  Existence; Conduct of Business.  The Borrower will, and
                         -------------------------------
will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation,
--------
liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.  Payment of Obligations.  The Borrower will, and will
                         -----------------------
cause each of its Subsidiaries to, pay its Material Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.  Maintenance of Properties.  The Borrower will, and will
                         --------------------------
cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.  Insurance.  The Borrower will, and will cause each of
                         ----------
the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (b) such other insurance as is required pursuant to the terms of any Security Document and (c) business interruption insurance, insuring against loss of gross earnings for a period of not less than 6 months arising from any risks or occurrences required to be covered by insurance pursuant to this Section 5.07. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08.  Casualty and Condemnation.  (a)  The Borrower (a) will
                         --------------------------
furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Loan Documents; provided that in the event of a
                                                 --------
conflict between the collection and application provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern.

          SECTION 5.09.  Books and Records; Inspection Rights.  The Borrower
                         -------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (after notice to, and coordination with, the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10.  Compliance with Laws.  The Borrower will, and will
                         ---------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11.  Use of Proceeds and Letters of Credit.  The proceeds of
                         --------------------------------------
the Term Loans, together with the proceeds of the Equity Financing and the Subordinated Debt, will be used only for the payment of (a) the cash consideration to be paid in connection with the Recapitalization and (b) fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for working capital requirements and, in an amount not to exceed $2,000,000, to consummate the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes.

          SECTION 5.12.  Additional Subsidiaries.  If any additional Subsidiary
                         ------------------------
is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement within 15 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary is owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within 10 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting capital stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting capital stock of such Subsidiary).

          SECTION 5.13.  Further Assurances.  (a)  The Borrower will, and will
                         -------------------
cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          SECTION 5.14.  Interest Rate Protection.  As promptly as practicable,
                         -------------------------
and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more Hedging Agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the outstanding Indebtedness of the Borrower.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of
and interest on each Loan and all fees   payable hereunder have been paid in
full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness; Certain Equity Securities.  (a)  The
                         ----------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)   Indebtedness created under the Loan Documents;

          (ii)  the Subordinated Debt;

          (iii) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not (A) increase the outstanding principal amount thereof, or (B) result in an earlier maturity date or decreased weighted average life thereof; provided that the Indebtedness of St. John Company,
                           --------
     Ltd. reflected on Schedule 6.01 may be increased to a principal amount not to exceed $2,000,000 at any one time;

          (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that
                                                         --------
     Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

          (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

     provided that (A) the Indebtedness so guaranteed is permitted by this
     --------
     Section and (B) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to
     Section 6.04;

          (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such
                                                 --------
     Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding;

          (vii) unsecured Indebtedness incurred and secured or unsecured Indebtedness assumed, in each case in connection with, or resulting from, Permitted Acquisitions; provided that the aggregate principal amount of
                             --------

     Indebtedness permitted by this clause (vii) shall be subject to the limitations of clause (h) of Section 6.04;

          (viii) Indebtedness representing deferred compensation to employees of the Borrower or the Subsidiaries, provided that the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $1,000,000 at any time outstanding;

          (ix) other Indebtedness of the Borrower incurred in connection with the repurchase by the Borrower of its outstanding capital stock in accordance with clause (iv) of Section 6.08 which by its terms is subordinated to the Obligations in a manner and to the extent reasonably acceptable to the Administrative Agent, in an aggregate principal amount not exceeding $500,000 at any time outstanding;

          (x)    unsecured subordinated Indebtedness of the Borrower ("Permitted
                                                                       ---------
     Subordinated Indebtedness") and subordinated Guarantees thereof by
     ------------------------
     Subsidiaries that have also Guaranteed the Obligations in an aggregate principal amount not to exceed the liquidation preference of the PIK Preferred Stock, provided that (A) such Permitted Subordinated Indebtedness shall not have any principal payments due on a date that is earlier than six months after the Tranche B Maturity Date, (B) such Permitted Subordinated Indebtedness shall have terms (including covenants, events of default and redemption provisions, but excluding price, maturity, interest rate and redemption premiums), when taken as a whole, no less favorable to the Borrower or the Lenders than the terms of the Subordinated Debt Documents as reasonably determined by the Administrative Agent or such terms shall be reasonably satisfactory to the Required Lenders, (C) such Permitted Subordinated Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Borrower's board of directors, consistent with the market at the time of issuance for similar Indebtedness, (D) the subordination provisions of such Permitted Subordinated Indebtedness shall be on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt Documents, (E) (1) the Borrower shall be in compliance, on a pro forma
                                                                  --- -----
     basis, with Sections 6.13, 6.14 and 6.15 of this Agreement, which shall be recomputed as of the last day of the most recently ended fiscal quarter (for which financial information has been delivered pursuant to Section
     5.01 of this Agreement) of the Borrower as if all such incurrences made or to be made in reliance on this clause (x) had occurred on the first day of each relevant period for testing such compliance and (2) on or prior to the date of each such incurrence, the Borrower shall deliver a certificate signed by a Financial Officer confirming compliance with subclause (E)(1),
     (F) the proceeds of such Permitted Subordinated Indebtedness shall be used for the substantially concurrent redemption of all of the PIK Preferred Stock and (G) on the date that such Permitted Subordinated Indebtedness is incurred and immediately after giving effect thereto, no Default shall have occurred and be continuing; and

          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

           (b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests; provided that the
                                                               --------
Borrower may issue (i) Gray Preferred Stock for the purpose of repurchasing Gray Common Stock as required by the provisions of the Stockholders' Agreement, as in effect as of the date hereof, to the extent that such repurchase requirements exceed the payments permitted by Section 6.08(a)(v), (ii) Permitted Acquisition Preferred Stock,
(iii) PIK Preferred Stock and (iv) any other preferred stock that is not Disqualified Stock.

          SECTION 6.02.  Liens.  The Borrower will not, and will not permit any
                         ------
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof to the extent that they do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
                                                                --------
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof to the extent that they do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security
                                        --------
     interests secure Indebtedness permitted by clause (vi) of Section 6.01(a),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens arising by operation of law that secure obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding, including Liens imposed pursuant to Environmental Laws or ERISA securing obligations not reasonably expected to exceed such amount;

          (g) "Permitted Encumbrances" on the Mortgaged Properties as defined in the applicable Mortgages;

          (h) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or its Subsidiaries; provided that each such lease or sublease (i) is entered into in compliance
     --------
     with this Agreement and the other Loan Documents and (ii) is expressly subject to the Liens of the applicable Security Documents;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions;

          (k) Liens with respect to investments consisting of fully collateralized repurchase agreements constituting Permitted Investments permitted under Section 6.04;

          (l) other Liens securing obligations not exceeding $1,500,000 at any time outstanding; and

          (m) the Borrower may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business.

          SECTION 6.03.  Fundamental Changes.  (a) The Borrower will not, and
                         --------------------
will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if either Subsidiary is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that (A) the foregoing shall not be construed to prohibit the
--------
Reorganization and the Recapitalization and (B) any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions.  The Borrower will not, and will not permit any of its
-------------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth on Schedule 6.04;

          (c) the acquisition of the St. John Company Interests for an aggregate amount not to exceed $1,500,000 and investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided
                                                                        --------
     that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (excluding (A) all such investments, loans, advances and Guarantees existing on the Effective Date and set forth on Schedule 6.04 and (B) the investment by or on behalf of the Borrower to acquire the St. John Company Interests, to the extent such investment does not exceed $1,500,000) shall not exceed $12,500,000 at any time outstanding; provided further, that any investments in joint ventures
                       ----------------
     permitted by clause (l) below shall reduce the amount available for investments, loans, advances and Guarantees pursuant to clause (ii) of the immediately preceding proviso;

          (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that
                                                                --------
     (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause
     (c)(ii) above;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt
     --------
     unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon any release and termination of such Guarantee of the Obligations, and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c)(ii) above;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) loans or advances made by the Borrower and its Subsidiaries to their respective directors, officers and employees on an arm's length basis in the ordinary course of business; provided that the aggregate amount of
                                         --------
     all loans and
     advances permitted by this clause (g) shall not exceed $500,000 at any time outstanding;

          (h) Permitted Acquisitions; provided that the sum of all consideration paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness and the aggregate liquidation preference of any Permitted Acquisition Preferred Stock issued as deferred purchase price and the fair market value of any other non-cash consideration, but excluding common stock issued by the Borrower), plus the aggregate principal amount of all unsecured Indebtedness otherwise incurred and all secured or unsecured Indebtedness otherwise assumed, in each case in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of Permitted Acquisitions), shall not exceed, on a cumulative basis (i) $7,500,000 during any fiscal year and (ii) $20,000,000 during the term of this Agreement;

          (i) receivables owing to the Borrower or a Subsidiary if created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables and extensions of payment in the ordinary course of business consistent with past practices) of the Borrower or such Subsidiary;

          (j) acquisitions of property, plant and equipment that constitute a business unit and are Capital Expenditures otherwise permitted by Section 6.12;

          (k) investments of any Person existing at the time such Person becomes a Subsidiary or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case, as a result of a Permitted Acquisition in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger or consolidation;

          (l) investments in joint ventures in an aggregate amount not to exceed $5,000,000;

          (m) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Borrower or its Subsidiaries made solely for the purpose of funding purchases by such employees from the Borrower of the Borrower's capital stock in an amount not exceeding $2,000,000 at any time outstanding; and

          (n) Hedging Agreements entered into in compliance with Section 6.07.

          SECTION 6.05.  Asset Sales.  The Borrower will not, and will not
                         ------------
permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, fixtures, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a
     --------
     Subsidiary that is not a Loan Party shall be made in compliance with
     Section 6.09;

          (c) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of
                             --------
     all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $2,500,000 during any fiscal year of the Borrower; and

          (d) the Borrower may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business;

          (e) pursuant to a transaction permitted by 6.03(a); and

          (f) sales of assets in connection with a sale- leaseback transaction permitted by Section 6.06;

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those permitted by clause (b) above) shall be made for fair value.

          SECTION 6.06.  Sale and Leaseback Transactions.  The Borrower will
                         --------------------------------
not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that the Borrower and its
                                     --------
Subsidiaries may enter into such transactions with respect to assets having a fair market value not in excess of $1,000,000 in the aggregate during the term of this Agreement.

          SECTION 6.07.  Hedging Agreements.  The Borrower will not, and will
                         -------------------
not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.
                         ------------------------------------------------------
(a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to any class of its capital stock payable solely in additional shares of such class of stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Borrower may make Restricted Payments on the Effective Date in connection with the Recapitalization in accordance with and as contemplated by the Merger Agreement, (iv) the Borrower may repurchase stock or stock options purchased by or granted to members of senior management (other than the Grays) and other key employees pursuant to a Borrower stock purchase and option plan in the event any such employee is terminated for any reason, but in no event shall the aggregate amount of all such repurchases exceed $500,000 in any fiscal year; provided that the
--------
amount of Restricted Payments permitted under this clause (iv) in any fiscal year shall be increased on a cumulative basis by an amount equal to the total unused amount of Restricted Payments permitted by this clause (iv) for the preceding year; (v) the Borrower shall accrue the ability to repurchase Gray Common Stock and Gray Preferred Stock and may repurchase Gray Common Stock and Gray Preferred Stock as follows: (A) the Borrower shall accrue the ability to repurchase Gray Common Stock and Gray Preferred Stock in an aggregate amount not to exceed $2,500,000 during any Test Period; provided that any amount of
                                             --------
Gray Common Stock and Gray Preferred Stock which the Borrower accrues the ability to but does not repurchase in any Test Period may be carried forward to subsequent Test Periods; provided further, that notwithstanding such accrual,
                         -------- -------
the Borrower (1) shall only repurchase Gray Common Stock to the extent required by the provisions of the Stockholders' Agreement, as in effect as of the date hereof, and (2) shall only repurchase Gray Common Stock and/or Gray Preferred Stock so long as no Default shall have occurred and be continuing on the date of any such repurchase or would result from such repurchase; and (B) on the last day of any Test Period, the Borrower may repurchase Gray Common Stock and Gray Preferred Stock in an additional aggregate amount of up to $2,500,000; provided
                                                                       --------
that (1) no Default shall have occurred and be continuing on such day or would result from such repurchase and (2) on the date of and after giving effect to such repurchase (and the incurrence of any Indebtedness to be incurred on such date), the Leverage Ratio shall be less than 3.5 to 1.0, (for purposes of determining the Leverage Ratio for this clause, Consolidated EBITDA shall be calculated for the period of four consecutive fiscal quarters of the Borrower ended on the last day of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent under Section 5.01(a) or (b)); provided further, that the Borrower shall only repurchase Gray Common
         -------- -------
Stock to the extent required by the provisions of the Stockholders' Agreement, as in effect as of the date hereof; (vi) on the last day of any Test Period, the Borrower may pay accrued dividends with respect to the Gray Preferred Stock in cash in an aggregate amount not to exceed $250,000; provided that (1) no Default
                                                    --------
shall have occurred and be continuing on such day or would result from such payment and (2) on the date of and after giving effect to such payment (along with (A) any payment pursuant to clause (v)(B) above on such date and (B) the incurrence of any Indebtedness to be incurred on such date), the Leverage Ratio (determined as set forth in clause (v)(B)(2) above) shall be less than 3.5 to 1.0; (vii) the Borrower may pay cash dividends with respect to any Permitted Acquisition Preferred Stock; (viii) the Borrower may redeem or repurchase Permitted Acquisition Preferred Stock in accordance with the terms thereof;
(ix) on the last day of any Test Period following the fifth anniversary of the Effective Date, the Borrower may pay dividends with respect to the PIK Preferred Stock in cash; provided that (1) no Default shall have occurred and be
               --------
continuing on such day or would result from such payment and (2) on the date of and after giving effect to such payment (and the incurrence of any Indebtedness to be incurred on such date), the Borrower and its Subsidiaries shall be in compliance with the covenant contained in Section 6.13 (with the Leverage Ratio determined as set forth in clause (v)(B)(2) above); (x) the Borrower may redeem the PIK Preferred Stock in full with the proceeds of the issuance of Permitted Subordinated Indebtedness in compliance with Section 6.01(a)(x); provided that
                                                                 --------
no Default shall have occurred and be continuing on such day or would result from such redemption; and (xi) the Borrower may, and may permit any Subsidiary to, make payments to the Vestar Group pursuant to and to the extent expressly contemplated by the Vestar Management Agreement.

          (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on the Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any of the Subordinated Debt, except payment of regularly scheduled interest payments as and when due, other than payments prohibited by the subordination provisions thereof.

          SECTION 6.09.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates of the Borrower or a Subsidiary and (e) leasing by the Borrower or any Subsidiary of real property owned or purchased in the future by Robert E. Gray, provided that each such lease is on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

          SECTION 6.10.  Restrictive Agreements.  The Borrower will not, and
                         -----------------------
will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not
                                  --------
apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contractual agreements restricting the assignment thereof.

          SECTION 6.11.  Amendment of Material Documents.  The Borrower will
                         --------------------------------
not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document, (b) its certificate of incorporation, by-laws or other organizational documents (other than to change its name), or (c) the Vestar Management Agreement, except to the extent that such amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect or be materially adverse to the interests of the Lenders; provided that the fees under the Vestar Management
                          --------
Agreement will not be increased.

          SECTION 6.12. Capital Expenditures.  The Borrower will not permit the
                        ---------------------
aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries (a) in the period from the Closing Date through and including October 31, 1999, to exceed $13,000,000 and (b) in any fiscal year thereafter to exceed $20,000,000; provided, however, that the amount of permitted Capital
                    --------  -------
Expenditures in any fiscal year shall be increased by an amount equal to the total amount of unused permitted Capital Expenditures for the immediately preceding year or (in the case of the carry forward into the fiscal year ending October 29, 2000) for the period from the Closing Date through and including October 31, 1999 (minus the amount of any unused Capital Expenditures carried forward to such succeeding year pursuant to this proviso).

          SECTION 6.13.  Leverage Ratio.  The Borrower will not permit the
                         ---------------
Leverage Ratio as of the end of any fiscal quarter ending on or about any date set forth below to exceed the ratio set forth below opposite such period:

          Period                                               Ratio
          ------                                               -----
          November 1, 1999                                   6.00 to 1.0
          February 1, 2000, May 1, 2000, August 1, 2000      5.50 to 1.0
          November 1, 2000                                   5.25 to 1.0
          February 1, 2001, May 1, 2001                      5.00 to 1.0
          August 1, 2001, November 1, 2001                   4.75 to 1.0
          February 1, 2002, May 1, 2002                      4.50 to 1.0
          August 1, 2002, November 1, 2002                   4.25 to 1.0
          February 1, 2003, May 1, 2003, August 1, 2003      4.00 to 1.0
          November 1, 2003 and
            thereafter                                       3.75 to 1.0

          SECTION 6.14.  Fixed Charge Coverage Ratio. The Borrower will not
                         ----------------------------
permit the Consolidated Fixed Charge Coverage Ratio for any four-fiscal-quarter period ending on or about any date set forth below to be less than the ratio set forth below opposite such period:

          Period                                                Ratio
          ------                                                -----
          November 1, 1999,
          February 1, 2000, May 1, 2000, August 1, 2000,
          November 1, 2000                                   1.00 to 1.0
          February 1, 2001 and
            thereafter                                       1.10 to 1.0

          SECTION 6.15.  Interest Expense Coverage Ratio.  The Borrower will not
                         --------------------------------
permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on or about any date set forth below to be less than the ratio set forth below opposite such period:

          Period                                                Ratio
          ------                                                -----
          November 1, 1999                                   1.75 to 1.0
          February 1, 2000, May 1, 2000                      1.85 to 1.0
          August 1, 2000,
          November 1, 2000,
          February 1, 2001, May 2001                         2.00 to 1.0
          August 1, 2001                                     2.10 to 1.0
          November 1, 2001                                   2.15 to 1.0
          February 1, 2002, May 1, 2002                      2.25 to 1.0
          August 1, 2002                                     2.30 to 1.0
          November 1, 2002                                   2.40 to 1.0
          February 1, 2003                                   2.45 to 1.0
          May 1, 2003, August 1, 2003                        2.50 to 1.0
          November 1, 2003 and
            thereafter                                       2.75 to 1.0


                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower or the Company) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount that could have a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or to properly file UCC financing statements delivered to it for filing under the Security Agreement; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, subject to the approval by the Borrower which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank and in consultation with the Borrower, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 17422 Derian Avenue, Irvine, California 92614, Attention of Roger Ruppert (Telecopy No. (949) 399-3976); with a copy to (other than with respect to administrative matters): Vestar Capital Partners, Inc., at 245 Park Avenue, 40th Floor, New York, New York 10067 (Telecopy No. (212) 808-4922);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York,

     New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658); with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Kathryn Duncan (Telecopy No. (212) 972-0009);

          (c) if to the Issuing Bank, to it at The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Standby LC Department (Telecopy No. (212) 363-5656);

          (d) if to the Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-
     5658); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the
                         --------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided
                                                                        --------
that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan or under Section 2.10, or the required date of reimbursement of any LC Disbursement, or date for the payment of any interest or any fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee without the written consent of each Lender, (vii) except in strict accordance with the express provisions thereof, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall
                             ----------------
amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower
                         -----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                           ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available
--------
to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee and
(y) this Section 9.03(b) shall not apply to expenses referred to in Section 9.03(a).

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
               --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender which would not result in payment by the Borrower of any increased costs under Section 2.15 at the time of such assignment, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          ----------------
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each

Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of,and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will
--------
not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         ---------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, to the extent such obligations are then due and payable (by acceleration or otherwise). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a)  This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the  Administrative Agent,
                         ----------------
the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and its Related Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Borrower should be
                                       --------
given advance notice (to the extent practicable) and an opportunity to contest such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that the Borrower should be given
                                --------
advance notice (to the extent practicable) and an opportunity to contest such disclosure, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all
                                                       -----------
information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the
              --------
Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and

Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  ST. JOHN KNITS INTERNATIONAL,
                                  INCORPORATED,

                                  by   /s/ Roger Ruppert
                                     ___________________________________________
                                  Name:    Roger Ruppert
                                  Title:   Senior Vice President-Finance and CFO


                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent,

                                  by   /s/ Deborah Davey
                                    ____________________________________________
                                  Name:    Deborah Davey
                                  Title:   Vice President


                                  BANKBOSTON, N.A.

                                  by   /s/ Nancy E. Fuller
                                    ____________________________________________
                                  Name:    Nancy E. Fuller
                                  Title:   Director


                                  BANK LEUMI USA

                                  by   /s/ Del Lorimer
                                    ____________________________________________
                                  Name:    Del Lorimer
                                  Title:   Vice President/Manager
                                           Corporate Finance


                                  CYPRESSTREE INSTITUTIONAL FUND, LLC
                                  BY:  CYPRESSTREE INVESTMENT MANAGEMENT
                                       COMPANY, INC. ITS MANAGING MEMBER

                                  by   /s/ Catherine C. McDermott
                                    ____________________________________________
                                  Name:    Catherine C. McDermott
                                  Title:   Principal


                                  CYPRESSTREE INVESTMENT MANAGEMENT
                                  COMPANY, INC.
                                  AS:  ATTORNEY-IN-FACT AND ON BEHALF OF FIRST
                                       ALLMERICA FINANCIAL LIFE INSURANCE
                                       COMPANY AS PORTFOLIO MANAGER

                                  by   /s/ Catherine C. McDermott
                                    ____________________________________________
                                  Name:    Catherine C. McDermott
                                  Title:   Principal


                                  CYPRESSTREE SENIOR FLOATING RATE FUND
                                  BY:  CYPRESSTREE INVESTMENT MANAGEMENT
                                       COMPANY, INC. AS PORTFOLIO MANAGER

                                  by   /s/ Catherine C. McDermott
                                    ____________________________________________
                                  Name:    Catherine C. McDermott
                                  Title:   Principal


                                  NORTH AMERICAN SENIOR FLOATING RATE FUND
                                  BY:  CYPRESSTREE INVESTMENT MANAGEMENT
                                       COMPANY, INC. AS PORTFOLIO MANAGER

                                  by   /s/ Catherine C. McDermott
                                    ____________________________________________
                                  Name:    Catherine C. McDermott
                                  Title:   Principal


                                  FIRST UNION NATIONAL BANK

                                  by   /s/ Michael P. Doherty
                                    ____________________________________________
                                  Name:    Michael P. Doherty
                                  Title:   Sr. Vice President


                                  FOOTHILL INCOME TRUST, L.P.
                                  BY:  FIT GP, LLC

                                  by   /s/ Jeff Nikora
                                    ____________________________________________
                                  Name:    Jeff Nikora
                                  Title:   Senior Vice President


                                  FRANKLIN FLOATING RATE TRUST

                                  by   /s/ Chauncey Lufkin
                                    ____________________________________________
                                  Name:    Chauncey Lufkin
                                  Title:   Vice President


                                  ISRAEL DISCOUNT BANK OF NEW YORK

                                  by   /s/ Howard Weinberg
                                    ____________________________________________
                                  Name:    Howard Weinberg
                                  Title:   First Vice President

                                  by   /s/ Andrew Finkle
                                    ____________________________________________
                                  Name:    Andrew Finkle
                                  Title:   Assistant Manager


                                  KZH CYPRESSTREE-1 LLC

                                  by   /s/ Peter Chin
                                    ____________________________________________
                                  Name:    Peter Chin
                                  Title:   Authorized Agent


                                  KZH STERLING LLC

                                  by   /s/ Peter Chin
                                    ____________________________________________
                                  Name:    Peter Chin
                                  Title:   Authorized Agent


                                  BANKBOSTON, N.A., AS TRUST ADMINISTRATOR FOR
                                  LONGLANE MASTER TRUST IV

                                  by   /s/ Kevin Kearns
                                    ____________________________________________
                                  Name:    Kevin Kearns
                                  Title:   Managing Director


                                  MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                                  by   /s/ Sheila Finnerty
                                    ____________________________________________
                                  Name:    Sheila Finnerty
                                  Title:   Vice President


                                  SUMMIT BANK

                                  by   /s/ Seiji P. Nakamura
                                    ____________________________________________
                                  Name:    Seiji P. Nakamura
                                  Title:   Assistant Vice President


                                  TORONTO DOMINION (NEW YORK), INC.

                                  by   /s/ Jorge A. Garcia
                                    ____________________________________________
                                  Name:    Jorge A. Garcia
                                  Title:   Vice President


                                  UNION BANK OF CALIFORNIA, N.A.

                                  by   /s/ Stephen W. Dunne
                                    ____________________________________________
                                  Name:    Stephen W. Dunne
                                  Title:   Vice President


                                  SUNTRUST BANK, ATLANTA

                                  by   /s/ Laura Kahn
                                    ____________________________________________
                                  Name:    Laura Kahn
                                  Title:   Director, Senior Relationship Manager